Exhibit 5.1

1301 Avenue of the Americas, 40th Floor
New York, NY 10019-6022
PHONE 212.999.5800
FAX 212.999.5899
www.wsgr.com

March 18, 2019

Yext, Inc.

1 Madison Ave, 5th Floor

New York, New York 10010

Ladies and Gentlemen:

Yext, Inc., a Delaware corporation (the “Company”), is filing with the United States Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), of up to 7,000,000 shares (including up to 900,000 shares issuable upon exercise of an over-allotment option granted to the underwriters by the Company) of the Company’s common stock, $0.001 par value per share (the “Shares”).

We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We express no opinion herein as to the laws of any state or jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

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